UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2020

OTTAWA BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37914	81-2959182
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

925 LaSalle Street, Ottawa, Illinois 61350

(Address of principal executive offices) (Zip Code)

(815) 433-2525

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On February 10, 2020, Ottawa Bancorp, Inc. (the “Company”) issued a press release announcing its financial results for the three months and year ended December 31, 2019. A copy of the Company’s press release is attached as Exhibit 99.1 and is furnished herewith.

The information contained in this Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific references in such a filing.

Item 8.01	Other Events

On February 10, 2020, the Company also announced that its annual meeting of stockholders will be held on Wednesday, May 20, 2020.

Item 9.01	Financial Statements and Other Exhibits

(d)	Exhibits

	Number	Description

	99.1	Press Release dated February 10, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

OTTAWA BANCORP, INC.

Date: _February 10, 2020	By:	/s/ Craig M. Hepner
Craig M. Hepner
President and Chief Executive Officer